SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 19, 1994



                    TRINITY INDUSTRIES, INC.

     (Exact name of registrant as specified in its charter)


    Delaware               1-6903                  75-0225040
(State or other     (Commission File Number)    (I.R.S. Employer
jurisdiction of                                Identification No.)
incorporation)


  2525 Stemmons Freeway, Dallas, Texas               75207
(Address of principal executive offices)           (Zip Code)



                         (214) 631-4420

          (Registrant's telephone number, including area code)


                        (Not Applicable)

  (Former name or former address, if changed since last report)

            INFORMATION TO BE INCLUDED IN THE REPORT




Item 5. Other Events.

     On May 19, 1994, the Jury in Morris-Diesel, Inc. v. Mosher Steel Company (a former subsidiary), the Registrant and Aetna Insurance Company in Cause No. 84 Civ. 5791 (LAP) in the United States District Court for the Southern District of New York awarded judgment against Mosher, the Registrant and Aetna in the amount of $25,775,933 plus statutory interest from September 1985.

     The suit arose out of a contract entered into between Mosher and Morris-Diesel for the fabrication and erection of structural steel in the construction of the Marriott Marquis Hotel at Time Square, New York City, New York, New York. In August 1984, Morris-Diesel commenced the action for alleged damages caused by Mosher's and its erection subcontractor's performance of the structural steel contract. Aetna Insurance Company is the bonding company for Mosher and Registrant on the contract.

     The Registrant has been advised by legal counsel that there remain substantial defenses and remedies and intends to pursue all available avenues in the post trial and appellate review processes. The Registrant has not engaged in the fabrication of structural steel for multi-story buildings since 1989.




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Trinity Industries, Inc.
                              (Registrant)




Date: June 2, 1994            By:  F. Dean Phelps
                                   F. Dean Phelps
                                   Vice President